Exhibit 1.1

Armada Hoffler Properties, Inc.

Common Stock
($0.01 par value per share)

6.75% Series A Cumulative Redeemable Perpetual Preferred Stock

($0.01 par value per share)

ATM EQUITY OFFERING SALES AGREEMENT

March 10, 2020

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Regions Securities LLC

615 S. College St, Suite 600

Charlotte, North Carolina 28202

As Agents

Jefferies LLC

520 Madison Avenue

New York, New York 10022

As Forward Purchaser

Ladies and Gentlemen:

Each of Armada Hoffler Properties, Inc., a Maryland corporation (the “Company”), and Armada Hoffler, L.P., a Virginia limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), confirms its agreement with (i) each of Jefferies LLC, Robert W. Baird & Co. Incorporated and Regions Securities LLC as sales agent, forward seller (in the case of Jefferies LLC) and/or principal (in any such capacity, each, an “Agent,” and collectively, the “Agents”), and (ii) Jefferies LLC (in such capacity, the “Forward Purchaser”) on the terms set forth in this ATM Equity Offering Sales Agreement (the “Agreement”). For purposes of clarity, it is understood and agreed by the parties hereto that, if Forward Hedge Shares (as defined below) are offered or sold through the applicable Agent acting as forward seller for the Forward Purchaser, then such Agent, as forward seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Forward Hedge Shares, and, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to an Agent acting as sales agent shall also be deemed to apply to an Agent when acting as forward seller, mutatis mutandis. Unless the context requires otherwise, references herein to the “relevant” or “applicable” Forward Purchaser mean, with respect to the applicable Agent, the affiliate of such Agent that is acting as the Forward Purchaser or, if applicable, such Agent acting as the Forward Purchaser.

The Company agrees that whenever it determines to sell Primary Shares (as defined below) directly to an Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(j) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Agreement and any applicable Terms Agreement.

The Company may also enter into one or more forward stock purchase transactions (each, a “Forward”) with the Forward Purchaser as set forth in separate forward sale confirmations, each substantially in the form set forth in Annex II attached hereto (each, a “Confirmation,” and collectively, the “Confirmations”). In connection therewith, the Company and the applicable Agent understand that such Agent or an affiliate thereof will attempt to borrow and then offer and sell, as forward seller on behalf of the Forward Purchaser, the applicable Forward Hedge Shares on the terms set forth under this Agreement.

The Company proposes to (i) issue, offer and sell shares (any such shares, “Common Primary Shares”) of its common stock, $0.01 par value per share (the “Common Stock”), from time to time to or through any Agent, acting as sales agent for the Company and/or acting as principal, (ii) issue, offer and sell shares of its 6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, (the “Series A Preferred Stock,” and, together with the Common Primary Shares, the “Primary Shares”) through any Agent, acting as sales agent for the Company and/or acting as principal, and (iii) instruct any Agent, acting as forward seller, to offer and sell borrowed shares of Common Stock (any such shares, “Forward Hedge Shares,” and together with the Primary Shares, the “Shares”), in each case, on the terms and subject to the conditions set forth in this Agreement, any Confirmation and any Terms Agreement, as applicable. The parties hereto understand that the aggregate gross sales price of Shares to be sold pursuant to this Agreement and any Terms Agreement shall not exceed $300,000,000 in the aggregate (the “Maximum Amount”). Any shares of Common Stock to be delivered by the Company to the Forward Purchaser in settlement of all or any portion of the Company’s obligations under any Confirmation are hereinafter sometimes called “Confirmation Shares.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), in accordance with the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), an automatic shelf registration statement on Form S-3 (Registration No. 333-236982), relating to the public offering and sale of certain securities of the Company, including the Shares, which shelf registration statement became effective automatically upon filing pursuant to Rule 462(e) under the 1933 Act Regulations. The “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B; and provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations relating to the Shares (a “Rule 462 Registration Statement”), then, after such filing, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The base prospectus filed as part of such registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Sections 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 430B and Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Sections 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement.” The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

2

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Shares, the first time that a purchaser shall agree to purchase Shares through an Agent, acting as sales agent or forward seller, or from an Agent, acting as principal, pursuant to this Agreement or any applicable Terms Agreement, or such other time as agreed by the Company and the applicable Agent.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Sections 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time and the number of Shares and the initial offering price per Share, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents or, in the case of a specific offer and sale of Shares, the applicable Agents pursuant to Section 3(l) hereof that is furnished to the Agents, for general distribution to investors, as evidenced by communications between the Company and the Agents.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

For purposes of this Agreement, the terms “Subsidiary” or “Subsidiaries” shall mean any “subsidiary,” as such term is defined in Rule 405, of the Company.

Section 1.                      Representations and Warranties. Each of the Transaction Entities, jointly and severally, represents and warrants to each Agent and the Forward Purchaser (a) as of the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3(o) hereof), each Company Periodic Report Date (as defined in Section 3(n) hereof), each Company Earnings Report Date (as defined in Section 3(o) hereof) and each Request Date (as defined in Section 3(o) hereof) and (b) with respect to a specific offering and sale of Shares, as of each Applicable Time and each Settlement Date (as defined in Section 2(g) hereof) (each of the foregoing dates, a “Representation Date”), and agrees with each Agent and the Forward Purchaser, as follows:

(a)                 Form S-3 Compliance; No Stop Orders. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or preventing or suspending the use of any prospectus supplement or the Prospectus is in effect; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any prospectus supplement or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for such purpose have been instituted or are pending before or, to the Company’s knowledge, threatened by the Commission; and the Company has complied with any request made by the Commission for additional or supplemental information.

At the respective times the Registration Statement and any post-effective amendment thereto became effective, and at each deemed effective date with respect to the applicable Agent and the Shares pursuant to Rule 430B(f)(2), and at each Settlement Date, the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)                 Prospectus Compliance with Rule 424(b). Any preliminary prospectus supplement and the Prospectus, when filed as part of the Registration Statement or pursuant to Rule 424(b), when so filed, complied in all material respects with the 1933 Act and the 1933 Act Regulations (including, without limitation, Rules 424(b) and 430B) and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Any prospectus supplement and the Prospectus and any amendment or supplement thereto (including any prospectus wrapper) prepared in connection with the offering and sale of the Shares, at their respective issue dates, if any, complied and will comply, as applicable, in all material respects with any applicable laws or regulations of foreign jurisdictions in which such preliminary prospectus supplement or the Prospectus or such amendment or supplement, as the case may be, are distributed in connection with such offering and sale.

(c)                 Accurate Disclosure. (i) The Registration Statement and any amendment thereto, at its effective time or at any Settlement Date, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit, as amended or supplemented, if applicable, and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the 1933 Act and the 1933 Act Regulations. At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary in this Section, the Transaction Entities make no representation or warranty with respect to any statement contained in the Prospectus or any amendment or supplement thereto (including any prospectus wrapper) or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Agents or the Forward Purchaser for use in the Prospectus, any amendment or supplement thereto (including any prospectus wrapper) or any Issuer Free Writing Prospectus. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package, any preliminary prospectus or the Prospectus, at the time the Registration Statement became effective or at the time they were, or hereafter are, filed with the Commission, complied, comply and will comply in all material respects with the requirements of the 1934 Act and 1934 Act Regulations and, when read together with the other information in the Registration Statement, the General Disclosure Package, any preliminary prospectus and the Prospectus, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                No Prior Sale of Shares, Compliance of Free Writing Prospectuses. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the 1933 Act) or used any “prospectus” (within the meaning of the 1933 Act) in connection with the offering or sale of the Shares; the Company has not, directly or indirectly, prepared, used or referred to any free writing prospectuses, without the prior written consent of the Agents in connection with the offering or sale of the Shares.

(e)                 Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified.

(f)                  Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (C) at the date of this Agreement and any Terms Agreement and (D) at each Applicable Time, the Company was not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(g)                NYSE, FINRA Compliance. The Shares and any Confirmation Shares have been authorized for listing on the New York Stock Exchange (“NYSE”), subject only to official notice of issuance. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of the Common Stock (including the Shares) on the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. To the knowledge of the Transaction Entities, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as has been disclosed in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus.

(h)                Company Good Standing, Due Qualification, Authority and Incorporation. The Company has been duly incorporated, is validly existing under the laws of the State of Maryland, is in good standing with the State Department of Assessments and Taxation of Maryland and has the corporate power and authority to own and lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) be or cause a material adverse change to the assets, business, condition (financial or otherwise), earnings, properties, management, results of operations or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (i) and (ii) being herein referred to as a “material adverse effect”).

(i)                  Operating Partnership Good Standing, Due Authority. The Operating Partnership has been duly organized, is validly existing as a limited partnership in good standing under the laws of the Commonwealth of Virginia, has the full limited partnership power and authority to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect. The Company is the sole general partner of the Operating Partnership. On each Settlement Date and upon settlement of any Confirmation, the Company will, as applicable, contribute (i) the net proceeds from the issuance and sale of the shares of Common Stock to the Operating Partnership in exchange for a number of common units of limited partnership interest in the Operating Partnership (the “OP Units”) equal to the number of shares of Common Stock issued and sold and (ii) the net proceeds from the sale of the shares of Series A Preferred Stock to the Operating Partnership in exchange for a number of Series A preferred units of limited partnership interest in the Operating Partnership (the “Series A Preferred Units”) equal to the number of shares of Series A Preferred Stock issued. The Company will own all of its outstanding OP Units and Series A Preferred Units free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)                  Good Standing of Subsidiaries. Each Subsidiary has been duly organized, is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, has the corporate, limited partnership or limited liability company power and authority, as applicable, to own or lease, as the case may be, its property and to operate its property and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a material adverse effect; except as otherwise disclosed in the General Disclosure Package and the Prospectus, all of the issued shares of capital stock, units of limited partnership interest and units of membership interest of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, are owned or will be owned directly or indirectly by the Operating Partnership, free and clear of all security interests, liens, mortgages, encumbrances, pledges, equities, claims, restrictions or other defects of any kind (collectively, “Liens”), have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights.

(k)                Corporate Power and Authority of Company. The Company has the corporate power and authority to execute and deliver this Agreement and any Confirmation and to perform its obligations hereunder and thereunder, and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken. All corporate action required to be taken for the due and proper authorization, execution and delivery by it of any Confirmation and the consummation by it of the transactions contemplated thereby will be duly and validly taken.

(l)                  Operating Partnership Power and Authority. The Operating Partnership has the limited partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all limited partnership action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken.

(m)               Due Authorization and Execution. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities. Neither the Company nor the Operating Partnership has entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of any securities in accordance with Rule 415(a)(4) of the 1933 Act.  Each Confirmation has been duly authorized and, when executed and delivered by the Company (assuming due authorization, execution and delivery by the Forward Purchaser), will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally or by general equitable principles, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law.

(n)                Accurate Disclosure in Summaries. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Certain Provisions of Maryland Law and Our Charter and Bylaws,” “Description of the Partnership Agreement of Armada Hoffler, L.P.,” “Description of Common Stock,” “Material U.S. Federal Income Tax Considerations” and “Supplemental Material U.S. Federal Income Tax Considerations,” insofar as such statements summarize legal or tax matters, agreements, documents or legal or governmental proceedings discussed therein, are accurate, complete and fair summaries of such legal and tax matters, agreements, documents or legal or governmental proceedings in all material respects.

(o)                Capitalization. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Since the date indicated in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, there has been no material change in the authorized or outstanding shares of capital stock, as applicable (subject, in each case, to the issuance of Common Stock issuable upon the redemption of outstanding OP Units in accordance with the Operating Partnership Agreement (as hereinafter defined) and the grant of equity-based awards under employee benefits plans of the Company), except as described in the Prospectus. The authorized capital stock of the Company conforms to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same. The Company has prepared and filed, in accordance with Section 12 of the 1934 Act, a registration statement on Form 8-A (File No. 001-35908) to register the Common Stock and a registration statement on Form 8-A (File No. 001-35908) to register the Series A Preferred Stock, under Section 12(b) or (g) of the 1934 Act, as applicable.

(p)                Authorization of Primary Shares and Confirmation Shares. The Primary Shares to be sold by the Company have been duly authorized and, when issued and delivered against payment therefore in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Primary Shares will not be subject to or in violation of any preemptive or similar rights of any securityholder of the Company. The maximum number of Confirmation Shares that may be issued under any Confirmation has been duly authorized and reserved for issuance, and, when Confirmation Shares are issued and delivered by the Company to the Forward Purchaser pursuant to any Confirmation against payment of any consideration required to be paid by such Forward Purchaser, such Confirmation Shares will be validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to the preemptive or other similar rights of any securityholder of the Company or any other person or entity.  The certificates, if any, to be used to evidence the Primary Shares or the Confirmation Shares will be in substantially the form filed as an exhibit to the Registration Statement and will, on each Settlement Date, be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the Articles of Amendment and Restatement (the “Charter”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company and the requirements of the NYSE. The articles supplementary setting forth the terms of Series A Preferred Stock (the “Initial Articles Supplementary”) have been duly authorized and duly executed by the Company and accepted for record with the Maryland State Department of Assessments and Taxation (the “SDAT”). The articles supplementary reflecting the classification and designation of 400,000 additional shares of Series A Preferred Stock (the “Additional Articles Supplementary”) have been filed with the SDAT, have become effective under the Maryland General Corporation Law (the “MGCL”) and comply with all applicable requirements under the MGCL on or prior to the date of this Agreement. The Common Stock, Series A Preferred Stock and Confirmation Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the instruments defining the same. No holder of Shares or Confirmation Shares will be subject to personal liability by reason of being such a holder.

(q)                Authorization of Shares of Common Stock Upon Conversion. The issuance of shares of Common Stock upon conversion of the Series A Preferred Stock has been duly authorized and, when issued upon conversion of the Series A Preferred Stock in accordance with the terms of the Initial Articles Supplementary, will be validly issued and fully paid and nonassessable free and clear of any pledge, lien, encumbrance, security interest or other claim created by the Company. The Company has duly and validly authorized such shares of Common Stock for issuance upon conversion of such shares. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such description conforms to the rights set forth in the instruments defining the same; the certificates, if any, for such shares of Common Stock issuable upon conversion of the Series A Preferred Stock are in due and proper form; no holder of the Series A Preferred Stock will be subject to personal liability by reason of being such a holder; and the issuance of the Series A Preferred Stock is not subject to any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of the Company.

(r)                  Authorization of OP Units and Series A Preferred Units. All OP Units and Series A Preferred Units issued to date by the Operating Partnership have been duly authorized by the Operating Partnership and its general partner, and are validly issued and fully paid, and the issuance of such OP Units and Series A Preferred Units was not subject to or in violation of any preemptive or similar rights of any partner of the Operating Partnership. The issuance and sale by the Operating Partnership of such OP Units and Series A Preferred Units were exempt from the registration requirements of the 1933 Act and applicable state securities, real estate syndication and blue sky laws. The terms of the OP Units and Series A Preferred Units conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform in all material respects to the rights set forth in the instruments defining the same.

(s)                 Absence of Violations, Defaults and Conflicts. Neither the execution and delivery by each of the Transaction Entities of, nor the performance by each of the Transaction Entities of its respective obligations under, this Agreement and any Confirmation will conflict with, contravene, result in a breach or violation of, or imposition of, any Lien upon any property or other assets of the Transaction Entities or any Subsidiary pursuant to, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under: (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Transaction Entities or any of the Subsidiaries or any of their respective properties or other assets; (ii) the Charter or Bylaws of the Company, the Certificate of Limited Partnership and the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended and/or restated from time to time, the “Operating Partnership Agreement”) or similar organizational documents of any Subsidiary; or (iii) any contract, agreement, obligation, covenant or instrument or any term condition or provision thereof to which the Transaction Entities or any Subsidiary or any of their respective properties or other assets is subject or bound, except in the case of clauses (i) and (iii), for such conflicts, breaches, violations, lien impositions or defaults that would not, individually or in the aggregate, have a material adverse effect. As used herein, “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Transaction Entities or any of the Subsidiaries.

(t)                  Absence of Further Authorizations. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the Company’s stockholders, is required to be made or obtained by the Transaction Entities or any of the Subsidiaries in connection with the issuance and sale of the Shares hereunder or the consummation of the transactions contemplated hereby or by any Terms Agreement or in connection with any Confirmation, other than (i) registration of the Shares under the 1933 Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance Rule 462(b)), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by any Agent, (iii) such approvals as have been obtained in connection with the authorization of the Shares for listing on the NYSE or (iv) under the FINRA Conduct Rules.

(u)                Absence of Proceedings. There are no actions, suits, claims, inquiries, investigations or proceedings pending or, to the knowledge of the Transaction Entities, threatened or contemplated to which the Transaction Entities or any of the Subsidiaries or any of their respective directors, managers, partners, officers or members is or would be a party or of which any of their respective properties or other assets is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE) (i) other than any such action, suit, claim, investigation or proceeding described in the Registration Statement, the General Disclosure Package and the Prospectus which, if resolved adversely to the Transaction Entities or any of the Subsidiaries, would not, individually or in the aggregate, have a material adverse effect or (ii) that would, singly or in the aggregate, result in a material adverse effect. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, any preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(v)                Investment Company Act. Neither the Transaction Entities nor any of the Subsidiaries are, and after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(w)               Nationally Recognized Statistical Rating Organization. No securities or loans issued by either of the Transaction Entities or the Subsidiaries are rated by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) of the 1933 Act Regulations.

(x)                Independent Accountant Certification. Ernst & Young LLP is an independent registered public accounting firm with respect to the Company as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(y)                Financial Statements, Non-GAAP Financial Measures. The financial statements of the Company included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and its respective consolidated Subsidiaries on a consolidated basis as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved. The balance sheet of the Company included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, presents fairly in all material respects the financial position of the Company at the dates indicated; said balance sheet has been prepared in compliance with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and in conformity with GAAP. The selected financial and operating data and the summary pro forma and operating data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited, or unaudited, as applicable, financial statements of the Company included therein. Any pro forma financial statements or data included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus comply with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data contained in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus are accurately and fairly presented and prepared in all material respects on a basis consistent with the financial statements and books and records of the Transaction Entities and the Subsidiaries. The statements of certain revenues and expenses of any of the properties or the financial statements of any businesses acquired by the Transaction Entities or the Subsidiaries or determined to be probable of acquisition by the Transaction Entities or the Subsidiaries, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein and have been prepared, in all material respects, in accordance with the applicable financial statement requirements of Rule 3-14 of Regulation S-X with respect to real estate operations or Rule 3-05 of Regulation S-X with respect to businesses. There are no financial statements (historical or pro forma) or related schedules that are required to be included in or incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus that are not included or incorporated by reference as required. Neither the Transaction Entities nor any of the Subsidiaries have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, General Disclosure Package and the Prospectus. All disclosures contained in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K, to the extent applicable. The interactive data in Inline eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(z)           Statistical and Market-Related Data. Any statistical or market-related data included in or incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the 1933 Act or Section 21E of the 1934 Act) contained in or incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(aa)         Licenses and Permits. Each of the Transaction entities and the Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, “Governmental Licenses”), except where the failure so to possess would not, individually or in the aggregate, result in a material adverse effect. Each of the Transaction Entities and the Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a material adverse effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a material adverse effect. None of the Transaction Entities nor the Subsidiaries has received any notice and has no knowledge of any proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect.

(bb)        Environmental Permits. Each of the Transaction Entities and the Subsidiaries and their respective properties or other assets (i) have been and are in compliance with any and all Environmental Laws (as hereinafter defined); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws (collectively, “Environmental Permits”); and (iii) are in compliance with all terms and conditions of any and all Environmental Permits, except in the case of clauses (i), (ii) and (iii) as would not have a material adverse effect either individually or in the aggregate. Except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, seeping or disposing (including without limitation the abandonment or discarding of barrels, containers, and other closed receptacles containing any hazardous substance or pollutant or contaminant) (collectively “Release”) of any Hazardous Materials (as hereinafter defined) at, on, to, beneath or from the properties or other assets owned by the Transaction Entities or the Subsidiaries that would have a material adverse effect either individually or in the aggregate. Except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no tanks or other vessels used to store Hazardous Materials at, on or beneath any of the properties or other assets owned by the Transaction Entities or the Subsidiaries that would have a material adverse effect either individually or in the aggregate.

(cc)         Environmental Laws. Except as (x) otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus or (y) would not have a material adverse effect either individually or in the aggregate, neither of the Transaction Entities nor the Subsidiaries, nor any of their properties or other assets: (i) have any liability under, and there are no costs or liabilities associated with, any Environmental Law (including, without limitation, any capital or operating expenditures required for clean-up, closure of any of their properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); (ii) have at any time Released at, to, or from any location, or otherwise handled, stored or dealt with, Hazardous Materials or any other material or substance as would cause the Transaction Entities or the Subsidiaries to incur any liability or would require disclosure or notification pursuant to any Environmental Law; (iii) intend to use the properties or other assets owned by the Transaction Entities or the Subsidiaries or any subsequently acquired properties and other assets, other than in compliance with applicable Environmental Laws; (iv) have received notice of, and each is otherwise unaware of, any Release of Hazardous Materials at, to, or from any location from which such Hazardous Materials could affect the properties or other assets owned by either of the Transaction Entities or the Subsidiaries; or (v) have received any notice of, or have any knowledge of any occurrence or circumstance, and there is no occurrence or circumstance, that would give rise to any claim by any federal, state, local, municipal or other administrative, regulatory, governmental or quasigovernmental authority (a “Governmental Authority”) or any third party under or pursuant to any applicable Environmental Law or common law with respect to the properties or other assets described in the Registration Statement, the General Disclosure Package and Prospectus, or arising out of the conduct of the Transaction Entities or the Subsidiaries. None of the properties or any other assets currently owned by the Transaction Entities or any of the Subsidiaries is included or proposed for inclusion, on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”) by the United States Environmental Protection Agency (the “EPA”) or on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any Governmental Authority, and to the knowledge of the Transaction Entities and the Subsidiaries there is no basis for including the properties or any other assets currently owned by either of the Transaction Entities or the Subsidiaries on any such list. To the knowledge of the Transaction Entities and the Subsidiaries, there have been, and are, no (i) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (ii) asbestos or asbestos containing materials, (iii) lead-based paints, (iv) dry-cleaning facilities, or (v) wet lands, in each case in, on, under or adjacent to any of the properties or other assets owned by either of the Transaction Entities or the Subsidiaries the existence of which has had or reasonably could have a material adverse effect. As used herein, “Hazardous Material” shall include any chemical, substance, material or waste that is flammable, ignitable, explosive, corrosive, reactive, radioactive, hazardous, or toxic or that can be described with words of similar meanings, and shall include without limitation PCBs, asbestos, oil, petroleum and petroleum products, mold and any other chemical, substance, material or waste regulated by any Environmental Law. As used herein an “Environmental Law” shall include any federal, state or local law, ordinance, statute, rule or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, any regulations promulgated pursuant to any of the foregoing and any other analogous or similar laws or regulations from any Governmental Authority having or claiming jurisdiction over the Transaction Entities or the Subsidiaries, or the properties and other assets described in the Registration Statement, the General Disclosure Package and the Prospectus.

(dd)        Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership, as the case may be, and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the 1933 Act with respect to any securities of the Company or the Operating Partnership, as the case may be, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(ee)         Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(ff)          Title. (i) The Transaction Entities or the Subsidiaries have fee simple title or a valid leasehold interest to all of the properties and other assets described in the Registration Statement, the General Disclosure Package or the Prospectus as owned or leased by the Transaction Entities or the Subsidiaries, in each case, free and clear of all Liens, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or such as would not, singly or in the aggregate, have a material adverse effect; (ii) all Liens on or affecting the Properties that are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein and neither the Transaction Entities nor any of the Subsidiaries are in default under any such Lien except for such defaults that would not have a material adverse effect; (iii) to the knowledge of the Transaction Entities, all of the leases (including ground leases) and subleases material to the business of the Transaction Entities and the Subsidiaries, taken as a whole, relating to the properties described in the Registration Statement, the General Disclosure Package and the Prospectus are in full force and effect (with such exceptions as do not materially interfere with the use made or proposed to be made of any of such properties by the Transaction Entities), and neither of the Transaction Entities has received any notice and each is otherwise unaware of any material claim of any sort that has been asserted by anyone adverse to the rights of the Transaction Entities or any Subsidiary under any of such leases or subleases, or affecting or questioning the rights of the Transaction Entities or any such Subsidiary to the continued possession of the leases or subleased premises under any such lease or sublease; (iv) neither the Transaction Entities nor the Subsidiaries are in violation of any municipal, state or federal law, rule or regulation concerning the properties or any part thereof which violation would have a material adverse effect; (v) each of the properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have a material adverse effect; (vi) neither of the Transaction Entities has received from any Governmental Authority any notice of any condemnation proceedings of or zoning change materially affecting the properties or any part thereof, and neither of the Transaction Entities knows and each is otherwise unaware of any such condemnation proceedings or zoning change which is threatened and which if consummated would have a material adverse effect or would otherwise materially affect the use or value of any of the properties; (vii) except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus or as has not been waived by the holder, no tenant under any of the leases at the properties has a right of first refusal to purchase the premises demised under such lease; and (viii) neither of the Transaction Entities nor any of the Subsidiaries or, to the knowledge of either of the Transaction Entities, any lessee of any of the properties is in default under any of the leases governing the properties and neither of the Transaction Entities nor any of the Subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, singly or in the aggregate, result in a material adverse effect.

(gg)        Mortgages Not Convertible to Equity Interests. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the mortgages and deeds of trust encumbering the properties owned or leased by the Transaction Entities or any Subsidiary are not convertible into equity interests in the respective property, and (ii) such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned, directly or indirectly, by the Transaction Entities or any Subsidiary.

(hh)        Intellectual Property. The Transaction Entities and the Subsidiaries own or possess all inventions, patent applications, patents, patent rights, licenses, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets, know-how and other proprietary information described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and neither of the Transaction Entities has received any notice and each is otherwise unaware of any claim to the contrary or any challenge by any other person to the rights of the Transaction Entities and the Subsidiaries with respect to the Intellectual Property or of any facts or circumstances which would render any of the Intellectual Property invalid or inadequate to protect the interests of the Transaction Entities and the Subsidiaries therein. Neither the Transaction Entities nor the Subsidiaries have infringed or are infringing upon the intellectual property of a third party, and neither the Operating Partnership nor the Subsidiaries have received any notice and each is otherwise unaware of a claim by a third party to the contrary.

(ii)           Absence of Labor Dispute. No material labor dispute with the employees of the Transaction Entities or any of the Subsidiaries exists, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, or, to the knowledge of the Transaction Entities, is imminent. Neither of the Transaction Entities has received any notice and each is otherwise unaware of any existing, threatened or imminent labor disturbance by the employees of any of its contractors or subcontractors that could have a material adverse effect on the Transaction Entities or the Subsidiaries, taken as a whole. Neither of the Transaction Entities nor any Subsidiary is in violation of any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations as would not have a material adverse effect.

(jj)          Title Insurance. The Operating Partnership and each Subsidiary has title insurance on the fee interests and/or leasehold interests in each of the properties it owns or leases covering such risks and in such amounts as are commercially reasonable for such properties and that are reasonably believed to be consistent with the types and amounts of insurance typically maintained by owners and operators of similar properties, and to the knowledge of the Transaction Entities, such title insurance is in full force and effect.

(kk)         Insurance. The Transaction Entities and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate and customary in the businesses in which they are engaged; neither of the Transaction Entities nor any of the Subsidiaries have been refused any insurance coverage sought or applied for; and neither of the Transaction Entities nor any of the Subsidiaries have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect.

(ll)           Condition of Owned Properties. Except as otherwise would not have a material adverse effect, the buildings, structures and equipment owned by the Transaction Entities and the Subsidiaries are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use, ordinary wear and tear excepted), are adequate and suitable for their present uses and, in the case of buildings and other structures, are structurally sound; to the knowledge of the Transaction Entities, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each of their properties over duly dedicated streets or perpetual easements of record benefiting the applicable property. To the knowledge of the Transaction Entities, each of the properties has legal access to public roads and all other roads necessary for the use of each of the property.

(mm)       No Additional Permits. Each of the Transaction Entities and the Subsidiaries possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and neither the Transaction Entities nor any of the Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect.

(nn)        Absence of Violations for Related Party Transactions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have a material adverse effect, neither the Operating Partnership nor the Subsidiaries is prohibited, directly or indirectly, under any agreement or other instrument to which they are a party or are subject, from paying any distributions to the Company or the Operating Partnership, from making any other distribution on the OP Units or the Series A Preferred Units, from repaying to the Company any loans or advances made to the Operating Partnership or any Subsidiary by the Company or from transferring any of the properties or other assets of the Operating Partnership or the Subsidiaries to the Company, the Operating Partnership or any other Subsidiary of the Company, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(oo)        Absence of Taxes for Execution of Agreement. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares that would have a material adverse effect.

(pp)        Taxes. Each of the Transaction Entities and the Subsidiaries has timely filed all federal, state and local tax returns that are required to be filed or has timely requested extensions thereof (“Returns”), except for any failures to file that, individually or collectively, would not result in a material adverse effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessments, fines or penalties that are currently being contested in good faith or that, individually or collectively, would not result in a material adverse effect. No audits or other administrative proceedings or court proceedings are presently pending against any of the Transaction Entities or the Subsidiaries with regard to any Returns, and no taxing authority has notified any of the Transaction Entities or the Subsidiaries that it intends to investigate its tax affairs, except for any such audits or investigations that, individually or collectively, would not result in the assessment of material taxes. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, result in a material adverse effect.

(qq)        Formation of Operating Partnership and Subsidiaries. Throughout the period from its formation through the date hereof, the Operating Partnership and each Subsidiary that has been formed as a partnership or a limited liability company for state law purposes has been properly classified either as a partnership or as a disregarded entity for federal income tax purposes and has not been subject to taxation as an association or a “publicly-traded partnership” (within the meaning of Section 7704(b) of the Internal Revenue Code of 1986, as amended (the “Code”)) taxable as a corporation for federal income tax purposes. The Company and the Operating Partnership do not know of any event that would cause or is likely to cause the Operating Partnership or any Subsidiary formed as a partnership or limited liability company for state law purposes to cease being classified as either a disregarded entity or a partnership for federal income tax purposes, and the Company does not know of any event that would cause or is likely to cause the Operating Partnership or any Subsidiary to be treated as a corporation, an association taxable as a corporation or a publicly traded partnership for federal income tax purposes.

(rr)          Organization as a REIT. The Company has been organized and operated in a manner so as to qualify as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code for each of its taxable years ended December 31, 2013 through the most recently completed taxable year covered by the Company’s most recent Annual Report on Form 10-K. The present and proposed method of operation of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2020 and thereafter.

(ss)         ERISA Compliance. Each of the Transaction Entities and the Subsidiaries is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Operating Partnership would have any liability. Neither the Transaction Entities nor any of the Subsidiaries have incurred or expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder. Each “pension plan” for which the Transaction Entities or any of the Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have a material adverse effect.

(tt)          No Commissions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings that would give rise to a valid claim against either of the Transaction Entities or the Agents for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or any Confirmation.

(uu)        Compliance with Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, so long as the Company has a class of securities registered under Section 12 of the 1934 Act, the Company and any of the officers and directors of the Company, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and which the Company is required to comply with.

(vv)        Internal Controls. The Company maintains effective internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 of the 1934 Act Regulations) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the Company’s incorporation, there has been (i) no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ww)      Disclosure Controls. The Company has established and maintains a system of “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 of the of the 1934 Act Regulations); such disclosure controls and procedures are effective to perform the functions for which they were established and are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding disclosure.

(xx)         No Additional Relationships. There are no business relationships or related-party transactions involving the Transaction Entities, any of the Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which have not been described as required. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Operating Partnership (A) do not have any material lending or other relationship with any Agent, the Forward Purchaser or any bank, lending or other affiliate of any Agent or the Forward Purchaser and (B) do not intend to use any of the proceeds from the sale of the Shares or from the settlement of any Confirmation to repay any outstanding debt owed to any Agent, the Forward Purchaser or any of their respective Affiliates.

(yy)        Foreign Corrupt Practices Act. The Company is not and, to the knowledge of the Transaction Entities, no director, officer, agent, employee or affiliate of either of the Transaction Entities or any of the Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Transaction Entities and the Subsidiaries and, to the knowledge of the Transaction Entities, their affiliates have conducted their businesses in compliance with the FCPA. The Transaction Entities and the Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with the FCPA.

(zz)         Money Laundering Laws and OFAC. The operations of the Transaction Entities and the Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations promulgated thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened. None of the Transaction Entities, the Subsidiaries or, to the knowledge of the Transaction Entities, any director, officer, agent, employee, affiliate or person acting on behalf of the Transaction Entities or the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering and sale of the Shares or from the settlement of any Confirmation, as the case may be, or lend, contribute or otherwise make available such proceeds to the Operating Partnership, any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(aaa)       Absence of Manipulation and Stabilization. The Transaction Entities, the Subsidiaries and their respective directors, officers, affiliates or controlling persons have not taken and will not take, directly or indirectly, any action that is designed, or would be expected, to cause or result in, or that constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Primary Shares or any Confirmation Shares or to result in a violation of Regulation M under the 1934 Act.

(bbb)      Cybersecurity.  The Transaction Entities’ and their Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Transaction Entities and their Subsidiaries as currently conducted, and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Transaction Entities and their Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses.  “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Transaction Entities and their Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ccc)      Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(ddd)      Use of Proceeds. The Transaction Entities intend to apply the net proceeds from the sale of the Shares and settlement of any Confirmation substantially in accordance with the description set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.” The Company has no present plan or intention to materially alter its investment policies as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(eee)       No Material Adverse Change. Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or properties of the Transaction Entities and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (B) there have been no transactions entered into by the Company or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock and the Series A Preferred Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock.

(fff)         Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

Any certificate signed by any officer or other authorized signatory of either of the Transaction Entities and delivered to the Agents or the Forward Purchaser or to counsel for the Agents shall be deemed a representation and warranty by the applicable Transaction Entity to each Agent and the Forward Purchaser as to the matters covered thereby.

Section 2.         Sale and Delivery of Shares.

(a)           (i) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell Shares through any Agent acting as sales agent or directly to any Agent acting as principal from time to time. Sales of the Shares, if any, through such Agent acting as sales agent or directly to such Agent acting as principal will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or, with respect to the Primary Shares only, at negotiated prices.

(ii) In addition, subject to the terms and conditions set forth herein and provided that the Company enters into a Confirmation with the Forward Purchaser with respect to a relevant Forward in accordance with Section 2(b) hereof, the Company may, in consultation with the Forward Purchaser and the applicable Agent, instruct such Agent, acting as forward seller on behalf of such Forward Purchaser, to offer and sell the Forward Hedge Shares borrowed from third parties to establish a commercially reasonable hedge of such Forward Purchaser’s exposure under the Forward, as contemplated by the relevant Forward Instruction Notice (as defined in Section 2(b) hereof).

(b)          Such instructions may be given and the Shares may be sold through an Agent on an agented basis on any day (each, a “Trading Day”) on which the Company has (i) instructed such Agent to make such sales, on behalf of the Company or on behalf of the Forward Purchaser as forward seller and (ii) satisfied, or such Agent (and if applicable, such Forward Purchaser) has waived, the covenants and conditions specified in Sections 3 and 5 hereof. On any Trading Day, the Company may sell Shares through only one Agent; provided that the foregoing shall not prohibit the Transaction Entities from entering into a Terms Agreement with two or more Agents providing for such Agents, each acting severally as principal, to offer and sell Shares set forth in the Terms Agreements or prohibit or limit in any respect the offer or sale of Shares purchased by any Agent, as principal, from the Company pursuant to a Terms Agreement. If the Company determines to sell Shares through an Agent, it shall (i) in the case of sales on behalf of the Company, instruct such Agent by telephone (confirmed promptly by facsimile transmission or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number and the maximum aggregate gross sales price of Shares to be sold on such Trading Day and the minimum price per Share at which such Shares may be sold, or (ii) in the case of a Forward, propose to the applicable Agent and the Forward Purchaser, by email, to enter into a Forward consistent with the instruction substantially in the form set forth in Annex III (or such other form as the Company, such Forward Purchaser and such Agent shall agree) (the “Forward Instruction Notice”). Such Forward Instruction Notice shall specify the Forward Hedge Selling Period (as defined below), the number of Forward Hedge Shares to be sold by the relevant Agent over the Forward Hedge Selling Period (the “Designated Forward Hedge Shares”) or the maximum aggregate gross sales price of the Forward Hedge Shares to be sold by the relevant Agent over the Forward Hedge Selling Period (the “Aggregate Maximum Forward Hedge Amount”), the minimum price per share at which Forward Hedge Shares may be sold, the commercially reasonable commission the Agent is to receive for selling such Forward Hedge Shares (the “Forward Seller Commission”), the Spread, the initial Stock Loan Fee, the maximum Stock Loan Fee, the Maturity Date, the Forward Price Reduction Dates, the corresponding Forward Price Reduction Amounts (as each such term is defined in the relevant Confirmation) and any other desired terms for the relevant Confirmation. Such Agent and/or such Forward Purchaser shall promptly, and in any event prior to the opening of trading on the Trading Day following the Trading Day on which such Forward Instruction Notice was delivered, choose to (A) accept the terms proposed in such Forward Instruction Notice, (B) decline to participate in the proposed Forward or (C) propose amended terms upon which to participate in the proposed Forward; provided, however, that in the case of clause (C), the Company may accept or reject such amended terms in its sole discretion no later than on the Trading Day following the Trading Day on which such Agent and/or such Forward Purchaser proposed amended terms. Promptly upon the acceptance of a Forward Instruction Notice (or its amended terms and in any event prior to the opening of trading on the immediately following Trading Day), the Company and the Forward Purchaser shall enter into a Confirmation substantially in the form of Annex II hereto and consistent with such Forward Instruction Notice.

“Forward Hedge Selling Period” means the period of such number of consecutive Trading Days (as determined by the Company in its sole discretion and specified in the applicable Forward Instruction Notice), beginning on the date specified in the such Forward Instruction Notice or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the Agent, as forward seller, shall have completed the sale of Forward Hedge Shares in a commercially reasonable manner in connection with the relevant Confirmation to establish a commercially reasonable hedge position; provided, however, that if, prior to the scheduled end of any Forward Hedge Selling Period any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each such term is defined in the relevant Confirmation) under, and pursuant to the provisions of Section 3 of the relevant Confirmation, then the Forward Hedge Selling Period shall, upon the relevant Agent, as forward seller, becoming aware of such occurrence, immediately terminate as of the first such occurrence; and provided, further, that any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement. The Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Shares with respect to which the Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold, or with respect to Shares that the Company has agreed to sell, hereunder prior to the giving of such notice.

(c)           The gross sales price of any Shares sold pursuant to this Agreement by the applicable Agent acting as sales agent or as forward seller shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Company, the market price prevailing at the time of sale for the Shares sold by such Agent on the NYSE or otherwise, at prices related to prevailing market prices or, with respect to the Primary Shares only, at negotiated prices. The compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent shall be equal to the amount of commission charged by such Agent in accordance with its normal trading and sales practices, not to exceed 2.0% of the gross sales price for such Shares. In connection with sales pursuant to Section 2(a)(ii) hereof, the compensation payable to the applicable Agent for sales of Forward Hedge Shares with respect to which such Agent acts as forward seller, shall be reflected in a reduction not to exceed 2.0% from the Initial Forward Price (as defined in the relevant Confirmation). The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental or regulatory authority, agency or body (each, a “Governmental Entity”) or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or the Forward Purchaser, as applicable, for such sales (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made. Notwithstanding the foregoing, in the event the Company engages an Agent as sales agent for the sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and such Agent will agree to compensation for such Agent that is customary for such sales.

(d)           If acting as sales agent hereunder, the applicable Agent shall provide written confirmation to the Company following the close of trading on the NYSE on each Trading Day on which Shares are sold under this Agreement setting forth: (i) the number of Primary Shares and Forward Hedge Shares sold on such day, (ii) the aggregate gross sales proceeds of such Shares, (iii) the aggregate Net Proceeds to the Company, (iv) the Initial Forward Price as of such day under any Confirmation pursuant to which the Forward Hedge Shares were sold on such day, and (v) the aggregate compensation payable by the Company to such Agent with respect to such sales.

(e)           Under no circumstances shall the aggregate gross sales price of Shares offered or sold pursuant to this Agreement and any Terms Agreement, or which are the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof (including offers and sales of Forward Hedge Shares on behalf of any relevant Forward Purchaser, but excluding Confirmation Shares), exceed (i) the Maximum Amount, as reduced by prior sales of Shares under the Agreement and any Terms Agreement, (ii) the amount available for sale under the Prospectus and the Registration Statement or (iii) the amount duly authorized from time to time to be issued and sold under the Agreement and any Terms Agreement by the Company or approved for listing on the NYSE, and, in each case referred to in clauses (ii) and (iii), notified to the Agents in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent be offered or sold, or be the subject of instructions to the Agent as sales agent pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to Agents in writing. The Agents shall have no responsibility for maintaining records with respect to Shares available for sale under the Prospectus and the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(f)           If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents and the Forward Purchaser and future offers, and sales of Shares through the Agents on an agented basis under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to any Confirmation executed and delivered by the Company and the relevant Forward Purchaser prior to the giving of such notice.

(g)          Each Settlement Date will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Agent. On each settlement date for the sale of Primary Shares through an Agent as sales agent pursuant to Section 2(a)(i) hereof (each such day, a “Direct Settlement Date”), such Shares shall be delivered by the Company to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. On each settlement date for the sale of Forward Hedge Shares through an Agent as forward seller pursuant to Section 2(a)(ii) hereof (each such day, a “Forward Settlement Date,” and together with the Direct Settlement Date, a “Settlement Date”), such Shares shall be delivered by the Forward Purchaser to the Agent in book entry form to the Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Forward Purchaser, or as otherwise agreed to between the applicable Agent and the Forward Purchaser. If the Company shall default on its obligation to deliver Shares to the relevant Agent acting as sales agent for the Company on any Direct Settlement Date (and not including, for the avoidance of doubt, any Forward Hedge Shares intended to be borrowed and delivered by the relevant Forward Purchaser or its affiliate on a Forward Settlement Date), the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default. The applicable Net Proceeds on any Settlement Date shall always be delivered substantially simultaneously with the Shares delivered by the Company or the Forward Purchaser, as applicable.

(h)          Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent to offer or sell, any Shares through an Agent as sales agent or as forward seller (and, by notice to the Agents and the Forward Purchaser given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and the Agent shall not be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(i) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(i)           Notwithstanding clause (ii) of Section 2(h) hereof, if the Company wishes to offer or sell Shares to an Agent as sales agent or as forward seller at any time during the period from and including the date of an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent and the Forward Purchaser (with a copy to counsel for the Agents and the Forward Purchaser) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent and the Forward Purchaser, and, prior to its filing, obtain the written consent of such Agent and the Forward Purchaser to such filing (which consent shall not be unreasonably withheld), (ii) provide such Agent and the Forward Purchaser with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(o), (p) and (q), respectively, hereof, (iii) afford such Agent and the Forward Purchaser the opportunity to conduct a due diligence review in accordance with Section 3(t) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(i) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(o), (p) and (q), respectively, hereof, and (B) this Section 2(i) shall in no way affect or limit the operation of clause (i) of Section 2(h) hereof, which shall have independent application.

(j)           The Agents shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the Agent agree as set forth below. Shares purchased from the Company by the applicable Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agents and the Company as evidenced by a Terms Agreement. The applicable Agents’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Agents shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 3(o), (p) and (q), respectively, hereof. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

(k)          Notwithstanding anything herein to the contrary, in the event that in the good faith, commercially reasonable judgment of the Forward Purchaser either (i) it or its affiliate is unable to borrow and deliver a number of Forward Hedge Shares equal to the Designated Forward Hedge Shares for sale under this Agreement using commercially reasonable means in order to establish a commercial reasonable hedge position, as set forth in the relevant Forward Instruction Notice pursuant to Section 2(b) hereof, or (ii) a Stock Borrow Event (as defined in the relevant Confirmation) would occur, then the Agent, as forward seller, shall be required to offer and sell on behalf of the Forward Purchaser only the aggregate number of Forward Hedge Shares that the Forward Purchaser or its affiliate is able to so borrow below such cost.

(l)            In connection with entering into any Confirmation, the Company will not acquire any long position (either directly or indirectly, including through an Affiliate or through a derivative transaction) with respect to its Common Stock. For purposes of the foregoing, “Affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity means ownership of 50% or more of the voting power or value of such person or entity.

(m)         At each Representation Date, the Transaction Entities shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of any Agent to use its commercially reasonable efforts to sell the Shares as sales agent or as forward seller shall be subject to the continuing accuracy of the representations and warranties of each of the Transaction Entities herein, to the performance by the Transaction Entities of their obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

Section 3.              Covenants. The Company agrees with the Agents and the Forward Purchaser:

(a)          Compliance with Securities Regulations and Commission Requests. During the period in which a prospectus relating to the Shares is required to be delivered under the 1933 Act (whether physically or through compliance with Rules 153 or 172 under the 1933 Act Regulations, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act Regulations), the Company, subject to Section 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents and the Forward Purchaser promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares), (ii) of the receipt of any comments from the Commission that relate to the Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares or Confirmation Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares or Confirmation Shares. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its reasonable best efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to use its reasonable best efforts to obtain the lifting thereof at the earliest possible moment. In the event of any issuance of a notice of objection by the Commission, the Company shall use its reasonable best efforts to take all necessary action to permit offers and sales of Shares by or through the Agents, including, without limitation, amending the Registration Statement or filing a new registration statement relating thereto. The Company shall pay any Commission filing fees that are due upon the filing of such amendment or new registration statement.

(b)          Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares and Confirmation Shares as contemplated in this Agreement, in any Confirmation, and in the Registration Statement, the General Disclosure Package and the Prospectus. During the period in which a prospectus relating to the Shares is required to be delivered under the 1933 Act (whether physically or through compliance with Rules 153 or 172 under the 1933 Act Regulations, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act Regulations), if any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company or reasonable judgment of the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Agents and the Forward Purchaser written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents and the Forward Purchaser with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its reasonable best efforts to have any amendment to the Registration Statement declared effective by the Commission; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents and the Forward Purchaser or counsel for the Agents and the Forward Purchaser shall reasonably object.

(c)          Filing or Use of Amendments and Supplements. During the period in which a prospectus relating to the Shares is required to be delivered under the 1933 Act (whether physically or through compliance with Rules 153 or 172 under the 1933 Act Regulations, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act Regulations), the Company will give the Agents and the Forward Purchaser written notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto (A) relating solely to the offering of securities unless related to an offering of Shares or (B) in connection with the deemed amendment to the Registration Statement upon the filing of an Annual Report on Form 10-K), (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, will furnish the Agents and the Forward Purchaser with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents and the Forward Purchaser or counsel for the Agents and the Forward Purchaser shall reasonably object.

(d)          Delivery of Registration Statements. Upon request of the Agents and the Forward Purchaser, the Company will furnish or deliver to the Agents and the Forward Purchaser and counsel for the Agents and the Forward Purchaser, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Agents and the Forward Purchaser and counsel for the Agents and the Forward Purchaser will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)          Delivery of Prospectuses. The Company will furnish to the Agents and the Forward Purchaser, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Agents and the Forward Purchaser may reasonably request. The Company will also furnish, upon request of the Agents and the Forward Purchaser, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section 3(e) will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)           Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations.

(g)          Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Agents and the Forward Purchaser to qualify the Shares and any Confirmation Shares for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Agents and the Forward Purchaser may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)          Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents and the Forward Purchaser the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)           Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and settlement of any Confirmation, in each case in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)            Listing. The Company will use its best efforts to effect and maintain the listing of the Common Stock and Series A Preferred Stock (including the Shares to be offered and sold hereunder and any Confirmation Shares) on, and satisfy the requirements of, the NYSE.

(k)          Notice of Certain Actions. The Company will not, without the prior written consent of the Agents and the Forward Purchaser, unless it gives the Agents and the Forward Purchaser at least three business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares and any Confirmation Shares to be sold pursuant to this Agreement, any Confirmation and any Terms Agreement, and any OP Units issued to the Company in connection with the sale of such Shares or Confirmation Shares, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any equity compensation plan or dividend reinvestment plan of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the issuance of OP Units in connection with the acquisition of additional properties, (F) the issuance of shares of Common Stock upon redemption of OP Units in accordance with the Operating Partnership Agreement and the filing of the registration statement relating to the issuance and resale of such shares of Common Stock, or (G) the filing of a registration statement on Form S-8 relating to shares of Common Stock that may be issued pursuant to any equity compensation plans of the Company. Upon receipt of any written notice contemplated above, the applicable Agent and the Forward Purchaser may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of, Shares under this Agreement shall be effected by or through only one of the Agents on any single given day, and the Company shall in no event request that more than one of the Agents sell Shares on the same day. In addition, the Company shall in no event request that an Agent offer and sell Shares during ay Unwind Period (as defined in the relevant Confirmation).

(l)            Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the applicable Agents and the Forward Purchaser, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the applicable Agents and the Forward Purchaser as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agents and the Forward Purchaser and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)         No Stabilization or Manipulation. The Company agrees that neither it nor any affiliate of the Company will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(n)          Update of Activity under this Agreement. The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent under this Agreement (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”) and (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements filed by the Company following the end of each fiscal quarterly period, the number of Shares sold by or through the Agents under this Agreement during such fiscal quarterly period and the net proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales.

(o)          Delivery of Future Officers’ Certificates. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Direct Settlement Date, (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(i) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and (C) promptly after each reasonable request by the Agents or the Forward Purchaser (each date of any such request, a “Request Date”), the Company will furnish or cause to be furnished to the Agents and the Forward Purchaser an officers’ certificate, dated such Direct Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents and the Forward Purchaser to the effect that the statements contained in the officers’ certificate referred to in Section 5(e) hereof that was last furnished to the Agents and the Forward Purchaser are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(e) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate. The requirement to provide a certificate pursuant to clause (B) of the first sentence of this Section 3(o) shall be waived for any Registration Statement Amendment Date, Company Earnings Report Date and Company Periodic Report Date occurring at a time at which no instruction to the Agent to sell Shares pursuant to Section 2(b) has been delivered by the Company or is pending; provided, however, that the requirement shall not be waived for any Registration Statement Date, Company Earnings Date or Company Periodic Report Date corresponding to the reporting of year-end financial statements of the Company. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date, Company Earnings Report Date or Company Periodic Report Date when the Company relied on such waiver and did not provide the Agents a certificate pursuant to clause (B) of the first sentence of this Section 3(o), then before the Company instructs the Agents or the Forward Purchaser to sell Shares pursuant to Section 2(b), the Company shall provide the Agents and the Forward Purchaser such certificate. As used in this Section 3(o), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(p)          Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents principal on a Direct Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will furnish or cause to be furnished to the Agents and the Forward Purchaser the written opinions and letters of each of counsel to the Company (who shall be reasonably acceptable to the Agents and the Forward Purchaser) and counsel to the Agents and the Forward Purchaser, dated such Direct Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents and the Forward Purchaser of the same tenor as the respective opinions and letters referred to in Section 5(b) and 5(c) hereof, as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents and the Forward Purchaser shall furnish the Agents and the Forward Purchaser with a letter substantially to the effect that the Agents and the Forward Purchaser may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). The requirement to provide an opinion pursuant to clause (B) of the first sentence of this Section 3(p) shall be waived for any Registration Statement Amendment Date, Company Earnings Report Date and Company Periodic Report Date occurring at a time at which no instruction to the Agents and the Forward Purchaser to sell Shares pursuant to Section 2(b) has been delivered by the Company or is pending; provided, however, that the requirement shall not be waived for any Registration Statement Date, Company Earnings Date or Company Periodic Report Date corresponding to the reporting of year-end financial statements of the Company. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date, Company Earnings Report Date and Company Periodic Report Date when the Company relied on such waiver and did not provide the Agents an opinion pursuant to clause (B) of the first sentence of this Section 3(p), then before the Company instructs the Agent to sell Shares pursuant to Section 2(b), the Company shall provide the Agent such opinion. As used in this Section 3(p), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(q)          Delivery of Future Accountants’ Letters. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent as principal on a Direct Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will cause its independent accountants to furnish to the Agents and the Forward Purchaser a letter, dated such Direct Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents and the Forward Purchaser of the same tenor as the letter referred to in clause (i) of Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. The requirement that the Company’s independent accountants furnish a letter to the Agents and the Forward Purchaser pursuant to clause (B) of the first sentence of this Section 3(q) shall be waived for any Registration Statement Amendment Date, Company Earnings Report Date and Company Periodic Report Date occurring at a time at which no instruction to the Agent to sell Shares pursuant to Section 2(b) has been delivered by the Company or is pending; provided, however, that the requirement shall not be waived for any Registration Statement Date, Company Earnings Date or Company Periodic Report Date corresponding to the reporting of year-end financial statements of the Company. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date, Company Earnings Report Date and Company Periodic Report Date when the Company relied on such waiver and did not furnish to the Agent a letter from the Company’s independent accountants pursuant to clause (B) of the first sentence of this Section 3(q), then before the Company instructs the Agent to sell Shares pursuant to Section 2(b), the Company shall furnish to the Agents and the Forward Purchaser such letter from Company’s independent accountants. As used in this paragraph, to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(r)           Trading in the Shares. The Company consents to the Agents and the Forward Purchaser trading in the Common Stock and Series A Preferred Stock for their own accounts and for the accounts of their clients at the same time as sales of Shares occur pursuant to this Agreement.

(s)          Non-Consummation Offer. If, to the knowledge of the Company, any filing required by Rule 424 in connection with an offering of Shares shall not have been made or the representations and warranties of the Company contained in this Agreement shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from or through an Agent the right to refuse to purchase and pay for such Shares.

(t)           Due Diligence Review. The Company will cooperate with any due diligence review reasonably requested by the Agents and the Forward Purchaser or counsel for the Agents and the Forward Purchaser, fully and in a timely manner, in connections with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(u)          REIT Qualification. The Company will use its best efforts to maintain its qualification and election to be taxed as a REIT under the Code for its taxable year ending December 31, 2020 and thereafter and will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the board of directors of the Company determines that it is no longer in the best interests of the Company to qualify as a REIT.

(v)         Availability of Common Stock. The Company shall maintain sufficient authorized but unissued shares of Common Stock necessary to satisfy the conversion of the Series A Preferred Stock until such time as such shares of Common Stock have been issued upon conversion or the Series A Preferred Stock has been redeemed in full. The Company further agrees to reserve and keep available at all times, free of preemptive rights, out of the authorized but unissued Common Stock, shares of Common Stock in an amount at least equal to two times the Initial Base Amount (as defined in each relevant Confirmation), subject to adjustment in any such relevant Confirmation and solely for the purpose of enabling the Company to satisfy its obligations under this Agreement and any Confirmation.

(w)         Sarbanes-Oxley Compliance. Each of the Transaction Entities will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are then in effect

(x)          Additional Articles Supplementary. The Company shall have filed the Additional Articles Supplementary with the SDAT.

Section 4.              Payment of Expenses.

(a)          The Company will pay or cause to be paid all expenses incident to the performance of its or the Operating Partnership’s obligations under this Agreement and any Confirmation, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents and the Forward Purchaser of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (iii) the preparation, issuance and delivery of the certificates for the Shares and any Confirmation Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares and any Confirmation Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents and the Forward Purchaser in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (not to exceed $10,000), (vi) the fees and expenses of any transfer agent or registrar for the Shares and any Confirmation Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents and the Forward Purchaser, which shall not exceed $10,000, in connection with, the review by FINRA of the terms of sales of Shares, (ix) the fees and expenses incurred in connection with the listing of the Shares and any Confirmation Shares on the NYSE and (x) the registration of any Confirmation Shares issuable pursuant to any Confirmation under the 1934 Act.

(b)          If Shares having an aggregate offering price of at least $5,000,000 have not been offered and sold under the this Agreement and any Terms Agreement within 24 months after the date of this Agreement or before the Company terminates this Agreement, the Company shall reimburse the Agents and the Forward Purchaser for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents and the Forward Purchaser, incurred in connection with this Agreement.

Section 5.              Conditions of Agent’s Obligations. The obligations of the Agents hereunder are subject to the accuracy of the representations and warranties of the Transaction Entities contained herein or in certificates of any officer of the Company or the Operating Partnership or any of the Subsidiaries delivered pursuant to the provisions hereof at each Representation Date to the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)          Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents and the Forward Purchaser.

(b)          Opinion of Counsel for the Agents and the Forward Purchaser. On the date of this Agreement, the Agents and the Forward Purchaser shall have received the favorable written opinion or opinions of Goodwin Procter LLP, counsel for the Agents, dated such date, with respect to such matters as the Agents and the Forward Purchaser may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the Commonwealth of Virginia, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents and the Forward Purchaser. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its Subsidiaries and certificates of public officials.

(c)          Opinion of Counsel to the Company and the Operating Partnership. On the date of this Agreement, the Agents and the Forward Purchaser shall have received the favorable written opinions and negative assurance letter of Morrison & Foerster LLP, counsel to the Transaction Entities, dated such date, substantially in the forms set forth in Exhibits A, B and C hereto.

(d)          Accountants’ Letters. On the date of this Agreement, the Agents and the Forward Purchaser shall have received a letter, dated such date, in form and substance satisfactory to the Agents and the Forward Purchaser, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters from Ernst & Young LLP, with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(e)          Officers’ Certificate for the Transaction Entities. On the date of this Agreement, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Change, and the Agents and the Forward Purchaser shall have received a certificate of the President and Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated such date, to the effect that (A) there has been no such Material Adverse Change, (B) the representations and warranties of the Transaction Entities in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (C) the Transaction Entities have complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied on or prior to such date and (D) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(f)           Listing. The Shares and any Confirmation Shares shall have been approved for listing, subject to official notice of issuance, on the NYSE.

(g)          Additional Documents. On the date of this Agreement, counsel for the Agents and the Forward Purchaser shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements requested by the Agents and the Forward Purchaser, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein shall be reasonably satisfactory in form and substance to the Agents and the Forward Purchaser and counsel for the Agents and the Forward Purchaser.

(h)          Termination of this Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agents and the Forward Purchaser by notice to the Company at any time, and any such termination shall be without liability of any party hereto to any other party hereto except the provisions of Sections 1, 3(h), 4, 6, 7, 8, 12, 13, 14 and 15 hereof shall remain in full force and effect notwithstanding such termination.

Section 6.         Indemnification.

(a)          Indemnification of the Agents and the Forward Purchaser. Each of the Transaction Entities, jointly and severally, agrees to indemnify and hold harmless the Agents, the Forward Purchaser, each of their respective affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), and the selling agents, officers and directors and each person, if any, who controls an Agent or the Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(a)     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of any offering of Shares (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b)     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(c)      against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents and the Forward Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by the Agents in writing expressly for use therein.

(b)          Indemnification of Transaction Entities, Directors and Officers. Each Agent agrees to indemnify and hold harmless the Transaction Entities, their respective directors, their respective officers who signed the Registration Statement, and each person, if any, who controls either of the Transaction Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information furnished to the Company by the Agents in writing expressly for use therein.

(c)           Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Agents and the Forward Purchaser, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7.         Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agents and the Forward Purchaser, if applicable, on the other hand, from the applicable offering of Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agents and the Forward Purchaser, if applicable, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Transaction Entities, on the one hand, and the applicable Agents and the Forward Purchaser, if applicable, on the other hand, in connection with the applicable offering of Shares shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Transaction Entities, on the one hand (which shall be deemed to include the proceeds that would be received by the Company upon physical settlement of any Confirmation assuming that the aggregate amount payable by the Forward Purchaser under such Confirmation is equal to the aggregate amount of the net proceeds realized upon the sale of the Shares), bear to the total commissions or underwriting discounts, as applicable, received by the applicable Agents and the aggregate net Spread (net of any related hedging and other costs) received by the Forward Purchaser, if applicable, on the other hand.

The relative fault of the Transaction Entities, on the one hand, and the applicable Agents and the Forward Purchaser, if applicable, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by either of the Transaction Entities or by the applicable Agents and the Forward Purchaser, if applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Agent and no Forward Purchaser shall be required to contribute any amount in excess of (i) the total commissions or discounts received by the applicable Agent in connection with Shares offered by it for sale to the public and (ii) the total compensation received by the applicable Agent in connection with the sale of Shares on behalf of the Forward Purchaser.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Agent or the Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and an Agent’s or the Forward Purchaser’s Affiliates, selling agents, officers and directors shall have the same rights to contribution as such Agent or such Forward Purchaser, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

Section 8.         Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Operating Partnership or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent, the Forward Purchaser or their respective Affiliates, selling agents, officers or directors or any person controlling such Agent or such Forward Purchaser, or either of the Transaction Entities or their respective officers or directors, or any person controlling either of the Transaction Entities and (ii) delivery of and payment for the Shares.

Section 9.         Termination.

(a)          This Agreement may be terminated for any reason, at any time, by either the Company or an Agent or the Forward Purchaser upon the giving of three business days’ prior written notice to the other parties hereto; provided, however, that if a Pricing Supplement (as defined in the relevant Confirmation) has not been executed and delivered on or prior to such date, then the provisions of this Agreement as they relate to the applicable Confirmation shall survive such termination until such time as such Pricing Supplement has been executed and delivered pursuant to such Confirmation.

(b)          The applicable Agents may terminate a Terms Agreement to which it is a party, at any time at or prior to the Direct Settlement Date, (i) if there has been, in such judgment of such Agents, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE, the NYSE American LLC or the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, société anonyme, or Euroclear Bank, S.A./N.V., in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c)          In the event of any termination under this Section 9, none of the parties hereto will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company but the Direct Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 12, 13, 14 and 15 hereof shall remain in effect.

(d)          Unless terminated earlier pursuant to this Section 9 or Section 5(h) hereof, this Agreement shall terminate automatically upon the issuance and sale of Shares through the Agents that equals the Maximum Amount.

Section 10.       Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

(a)           Notices to the Agents shall be directed to them at: c/o Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; c/o Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department, Facsimile: (414) 298-7474), with a copy to the Legal Department; c/o Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, North Carolina 28202; and in each case with a copy also to Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts, Facsimile: (617) 523-1231, Attention: Scott C. Chase, Esq.

(b)          Notices to the Forward Purchaser shall be directed to: c/o Jefferies LLC, 520 Madison Avenue, New York, New York 10022,Attn: Colyer Curtis and Tim O’Connor, Tel: +1 212-708-2734, Email: CCurtis@jefferies.com and Tim.OConnor@Jefferies.com with copies to: Jefferies LLC Attn: Sonia Han Levovitz and Dawn Pieper Email: SHan@jefferies.com and DPieper@jefferies.com; and with a copy also to Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts, Facsimile: (617) 523-1231, Attention: Scott C. Chase, Esq..

(c)          Notices to the Company shall be directed to it at:

Armada Hoffler Properties, Inc.

222 Central Park Avenue, Suite 2100

Virginia Beach, Virginia 23462

Facsimile: (757) 424-2513

Attention: Louis S. Haddad

with a copy to the Company’s counsel at:

Morrison & Foerster LLP

2000 Pennsylvania Avenue, NW, Suite 6000

Washington, D.C. 20006

Facsimile: (202) 887-0763

Attention: Justin R. Salon, Esq.

Section 11.      No Advisory or Fiduciary Relationship. Each of the Transaction Entities acknowledges and agrees that (a) each purchase and sale of Shares pursuant to this Agreement, including the determination of the respective initial public offering prices of Shares, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Transaction Entities, on the one hand, and the Agent, on the other hand, (b) the Agents and the Forward Purchaser have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Transaction Entities or any of the Subsidiaries or other affiliates with respect to any offering of Shares or the process leading thereto (irrespective of whether the Agents or the Forward Purchaser has advised or is currently advising the Transaction Entities or any of the Subsidiaries or other affiliates on other matters) or any other obligation to the Transaction Entities except the obligations expressly set forth in this Agreement, (c) the Agents and the Forward Purchaser and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Transaction Entities, and (d) the Agents and the Forward Purchaser have not provided any legal, accounting, financial, regulatory or tax advice to the Transaction Entities or any other person or entity with respect to any offering of Shares and the Transaction Entities have consulted their own respective legal, accounting, financial, regulatory and tax advisors to the extent either of them deemed appropriate.

Section 12.       Parties. This Agreement shall each inure to the benefit of and be binding upon the Agents, the Forward Purchaser and the Transaction Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Purchaser, their respective Affiliates and selling agents, the Transaction Entities and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Purchaser, their respective Affiliates and selling agents, the Transaction Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

Section 13.       Trial by Jury. Each of the Transaction Entities (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders or partners, as the case may be, and affiliates), and the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 14.       GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 15.      Consent to Jurisdiction; Waiver of Immunity. Each of the Transaction Entities and the Agents agree that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submit to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Transaction Entities and the Agents irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 16.      TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 17.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 18.       Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 19.       Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended, each Agent is required to obtain, verify and record information that identifies its clients, including the Transaction Entities, which information may include the name and address of its clients, as well as other information that will allow each Agent to properly identify its clients.

Section 20.       Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Agent or the Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent or the Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Agent or the Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent or the Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent or the Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents, the Forward Purchaser and the Transaction Entities in accordance with its terms.

Very truly yours,

Armada Hoffler Properties, Inc.

By:	/s/ Louis S. Haddad
	Name:	Louis S. Haddad
	Title:	President and Chief Executive Officer

Armada Hoffler, L.P.

By:	Armada Hoffler Properties, Inc., its general partner

By:	/s/ Louis S. Haddad
	Name:	Louis S. Haddad
	Title:	President and Chief Executive Officer

[Signature Page to Equity Offering Sales Agreement]

Accepted as of the date hereof:

Jefferies LLC			Jefferies LLC

By:	/s/ Michael Judlowe		By:	/s/ Michael Judlowe
	Name:	Michael Judlowe		Name:	Michael Judlowe
	Title:	Managing Director, ECM		Title:	Managing Director, ECM

As Agent			As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

Robert W. Baird & Co. Incorporated

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Director

As Agent

Regions Securities LLC

By:	/s/ Brit Stephens
Name: Brit Stephens
Title: Managing Director

As Agent

[Signature Page to Equity Offering Sales Agreement]

Annex I

Armada Hoffler Properties, Inc.

Common Stock

($0.01 par value per share)

TERMS AGREEMENT

[NAME AND ADDRESS OF AGENT]

Ladies and Gentlemen:

Armada Hoffler Properties, Inc., a Maryland corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the ATM Equity Offering Sales Agreement, dated March 10, 2020 (the “Sales Agreement”), among the Company, Armada Hoffler, L.P., a Virginia limited partnership (the “Operating Partnership”), and [NAME OF AGENT] (the “Agent”), to issue and sell to the Agent as principal for resale (the “Underwriter”), and the Underwriter agrees to purchase from the Company the shares of Common Stock specified in the Schedule A hereto (the “[Initial]* Securities”), on the terms specified in Schedule A hereto. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Company grants an option to the Underwriter to purchase up to an additional [∙] shares of Common Stock specified in Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”) at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants’ letter referred to in Section 3(o), (p) and (q), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]*

Payment of the purchase price for, and delivery of certificates for, the [Initial]* Securities shall be made at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (New York City time) on the second (or third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

[In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter.

Each of the provisions of the Sales Agreement not related solely to the Agent, as agent of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,]* the Applicable Time [and any Date of Delivery]*.

Annex I-1

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

Armada Hoffler Properties, Inc.

By:

Name:

Title:

Accepted as of the date hereof:

[NAME OF AGENT]

By:

Name:

Title:

*      Include only if the Underwriter has an option to purchase additional shares of Common Stock from the Company

Annex I-2

Annex III

FORM OF FORWARD INSTRUCTION NOTICE

From: Armada Hoffler Properties, Inc.

Cc: Armada Hoffler, L.P.

To: [Forward Purchaser; Agent]

Subject: Forward Instruction Notice

Ladies and Gentlemen:

Reference is made to the ATM Equity Offering Sales Agreement, dated [*], 2020 (the “Sales Agreement”), among the Transaction Entities, the Agents and the Forward Purchaser. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Sales Agreement or the Form of Registered Forward Confirmation set forth in Annex II (the “Form Confirmation”) to the Sales Agreement.

The Company desires to enter into a Forward, including a related Confirmation substantially consistent with the Form Confirmation, in each case on the following terms:

Forward Hedge Selling Period:	[*]-[*]
Designated Forward Hedge Shares:	[*]
Aggregate Maximum Forward Hedge Amount:	$[*]
Minimum Price per Share:[1]	$[*]
Forward Seller Commission:	[*]%
Spread:	[*]%
Initial Stock Loan Fee:	[*]%
Maximum Stock Loan Fee:	[*]%
Maturity Date:	[*], 20[*]
Forward Price Reduction Dates / Amounts ($):	[*], 20[*] / $[*] [*], 20[*] / $[*]
Other Deviations from Form Confirmation:	[*]

[1] Adjustable by the Company during the Forward Hedge Selling Period.

Annex III-1

Very truly yours,

ARMADA HOFFLER PROPERTIES, INC.

By:
Name:
Title:

Annex III-2

Accepted as of the date hereof:

[AGENT]

By:
Name:
Title:

[FORWARD PURCHASER]

By:
Name:
Title:

Annex III-3